SECURITIES AND EXCHANGE COMMISSION

                 WASHINGTON, D.C. 20549
         _____________________________________


                        FORM 8-K


                     CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934




             Date of Report: April 15, 1996


               PUBLICKER INDUSTRIES INC.
     (Exact name of registrant as specified in its charter)


                      Pennsylvania
                (State of incorporation)


                         1-3315                  23-0991870
              (Commission file number)           (I.R.S. Employer
     Identification No.)



            1445 East Putnam Avenue
         Old Greenwich, Connecticut                      06870
     (Address of principal executive offices)                   (Zip code)





                     (203) 637-4500
     (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

              On March 29, 1996, Publicker Industries Inc. (the
                   "Company") sold substantially all of the assets of its Fenwal Electronics, Inc. ("Fenwal") subsidiary to Elmwood Sensors, Inc. ("Elmwood") for $25.3 million in cash, subject to certain post-closing adjustments which are not expected to be material.

              The assets sold include accounts receivable,
                   inventories, machinery, equipment and miscellaneous furniture and fixtures. Elmwood assumed certain liabilities of Fenwal including trade accounts payable, certain accrued liabilities and equipment financing related debt and certain contractual liabilities.

              Fenwal, headquartered in Milford, Massachusetts,
                   manufactures and sells thermistors and thermistor assemblies. The Company acquired Fenwal from an affiliate of Hanson PLC in December 1990.


     Item 7.  Financial Statements and Exhibits

              (b)  Pro forma financial information

              On February 16, 1996, the Company sold substantially all
                   of the assets of its Bright Star Industries, Incorporated ("Bright Star") subsidiary for $5.5 million, subject to certain post-closing adjustments which are not expected to be material. Bright Star has been reflected as a discontinued operation in the consolidated financial statements included in the Company's 1995 Form 10-K. Bright Star manufactures and sells, flashlights, lanterns and batteries.

              The following unaudited pro forma financial statements
                   give effect to the                           disposition
                                                                     by the
                                                                Company of
                                                    substantially all of the
                                                       assets of
                                                     its Fenwal
                                                      and Bright Star
                                                     subsidiaries.  The pro
                                                     forma financial
                                                                     information
                                                                     is based on
                                                                     the
                                                                     historical
                                                                     financial
                                                                     statements
                                                                     of the
                                                                     Company,
                                                                     adjusted to
                                                                     give effect
                                                                     to the
                                                                  dispositions
                                                                     of Fenwal
                                                                     and Bright
                                                                 Star, and on
                                                                     estimates
                                                                     and
                                                                     assumptions
                                                                     set forth
                                                                  below and in
                                                                     the
                                                                  accompanying
                                                                    notes.

              The pro forma condensed balance sheet gives effect to
                   the transactions as if they had occurred as of December 31, 1995. The pro forma condensed statement of income
                   (loss) for the year ended December 31, 1995 gives effect to the dispositions as if they had occurred as of January 1, 1995.

              The pro forma adjustments are based on estimates,
                   available information and certain assumptions made by management.

              The pro forma condensed balance sheet and statement of
                   income (loss) are not necessarily indicative of future operations or the actual results that would have occurred had the dispositions been consummated at the dates indicated above. The pro forma financial information should be read in conjunction with the Company's historical financial statements and notes thereto included in the Company's 1995 Form 10-K.

               PUBLICKER INDUSTRIES INC.
                AND SUBSIDIARY COMPANIES
        PRO FORMA CONDENSED BALANCE SHEET AS OF
                   DECEMBER 31, 1995
               (in thousands of dollars)
                                Eliminate
                                  Fenwal
                                 Electronics     Pro forma        Pro forma
                    Historical       Inc.        Adjustments (a)   Balances
     ASSETS

Cash                  $    874      $    -           $ 16,988      $   17,862
Restricted cash          4,500           -                  -           4,500
Trade receivables        8,931      (2,298)                 -           6,633
Inventories              7,286      (2,745)                 -           4,541
Net assets of
discontinued operations  4,579       6,563            (11,142)              -
Other                      895         (56)                 -             839
Total current assets    27,065       1,464              5,846          34,375

Property, plant
   & equipment          11,302      (3,385)                 -           7,917
Less accumulated
   depreciation          3,595      (1,128)                 -           2,467
                         7,707      (2,257)                 -           5,450

Goodwill                 7,861      (3,226)                 -           4,635
Other assets             2,557        (354)               (42)          2,161
                      $ 45,190    $ (4,373)           $ 5,804        $ 46,621

     LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of
long-term debt       $ 11,235     $   (955)         $  (9,801)       $    479
Accounts payable        6,240       (1,005)                 -           5,235
Accrued liabilities    15,378       (1,624)             1,357          15,111
Total current
   liabilities         32,853       (3,584)            (8,444)         20,825

Long-term debt          3,458         (706)                 -           2,752
Other non-current
   liabilities         11,473          (83)                 -          11,390
Total liabilities      47,784       (4,373)            (8,444)         34,967

    Shareholders' equity
Common shares           1,541            -                  -           1,541
Additional paid-
   in capital          42,488            -                  -          42,488
Accumulated deficit   (42,732)           -             14,248         (28,484)
Common shares held
   in treasury         (3,891)           -                  -          (3,891)
Total shareholder's
   equity              (2,594)           -             14,248          11,654

                     $ 45,190     $ (4,373)           $ 5,804        $ 46,621

     (a) The pro forma adjustments reflect the disposition of Bright Star (which was reflected as a discontinued operation in the historical financial statements) and Fenwal as of December 31, 1995 and assume that the estimated proceeds from the dispositions, net of disposition costs and extinguishment of liabilities retained by the Company, of $26,897,000 were used to (i) pay down debt of $2,366,000, (ii) redeem the Company's 13% Subordinated Notes of $7.5 million plus accrued interest and (iii) writeoff debt discount and issuance costs related to the 13% Subordinated Notes. A pro forma adjustment was also reflected to establish the estimated tax liability related to the dispositions.

                PUBLICKER INDUSTRIES INC.
                AND SUBSIDIARY COMPANIES
     PRO FORMA CONDENSED STATEMENT OF INCOME (LOSS)
          FOR THE YEAR ENDED DECEMBER 31, 1995
               (in thousands of dollars)

                                  Eliminate
                                    Fenwal
                                  Electronics  Pro forma        Pro forma
                      Historical      Inc.     Adjustments (a)   Balances

Net sales              $  66,290    $ (19,573)     $     -      $  46,717

   Costs and expenses:
Costs of sales            48,509      (13,509)           -         35,000
Selling expenses           4,219       (1,970)           -          2,249
General & admini-
strative expenses         11,319       (1,730)         (79)         9,510
                          64,047      (17,209)         (79)        46,759
Income (loss) from
   operations              2,243       (2,364)          79            (42)

     Other (income) expenses:
Interest income             (138)           -         (399)          (537)
Interest expense           2,181          (62)      (1,849)           270
Cost of pensions-
non operating                744            -            -            744
Legal settlements and costs  365            -            -            365
Gain from repurchase
   of notes                  (75)           -           75              -
                           3,077          (62)      (2,173)           842
Income (loss) from
continuing operations   $   (834)    $ (2,302)     $ 2,252         $ (884)


     Earnings (loss) per common share from
            continuing operations    $  (0.06)                     $ (0.06)

     Weighted average number of shares
        outstanding (in thousands)     14,761                       14,761

     (a) The pro forma adjustments reflect the disposition of Bright Star (which was reflected as a discontinued operation in the historical financial statements) and Fenwal as of January 1, 1995, and assume
     (i) a reduction of interest expense related to the pay down of the Company's 13% Subordinated Notes and bank debt, (ii) elimination of amortization of debt discount and issuance costs and the gain on repurchase of notes related to the 13% Subordinated Notes and (iii) the increase in interest income from investing the excess of the proceeds received on the sale of Bright Star and Fenwal over the pay down of debt.

       (c)  Exhibits

            Exhibit 10.1 - Asset Purchase Agreement among Fenwal
                 Electronics, Inc., Publicker Industries Inc. and Elmwood Sensors, Inc. dated March 29, 1996.

                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PUBLICKER INDUSTRIES INC.


                                      /s/Antonio L. DeLise
                                      Antonio L. DeLise
                                      Vice President,
                                      Chief Financial Officer
                                      and Secretary



  Dated: April 15, 1996







                ASSET PURCHASE AGREEMENT

                           AMONG

                 FENWAL ELECTRONICS, INC.,

                 PUBLICKER INDUSTRIES INC.

                            AND

                   ELMWOOD SENSORS, INC.


                      MARCH 29, 1996

                   TABLE OF CONTENTS

                                                   Page


  1.   Interpretation. . . . . . . . . . . . . . . . .1
       A.   Definitions. . . . . . . . . . . . . . . .1

  2.   Sale of Assets and Assumption of Liabilities. .2
       A.   Assets Sold and Retained.. . . . . . . . .3
            1.   Assets Purchased. . . . . . . . . . .3
            2.   Assets Retained.. . . . . . . . . . .4
            3.   Transfers of Personal Property Leases, Real
                      Property Leases
                 and Contracts. 5. . . . . . . . . . .
            4.   Transfer of Know-How. . . . . . . . .5
       B.   Assignment of Intellectual Property Rights.5
       C.   Risk of Loss.. . . . . . . . . . . . . . .5
       D.   "As Is" Condition. . . . . . . . . . . . .5
       E.   Assumption of Contractual Rights and Obligations Related
                 Thereto.. . . . . . . . . . . . . . .5
       F.   Assumption of Certain Liabilities by Buyer.6
       G.   All Other Liabilities Excluded.. . . . . .7

  3.   Purchase Price; Payment; Adjustment.. . . . . .8
       A.   Purchase Price.. . . . . . . . . . . . . .8
            1.   Price.. . . . . . . . . . . . . . . .8
            2.   Allocation. . . . . . . . . . . . . .8
       B.   Payment of Purchase Price. . . . . . . . .9
       C.   Adjustment to and Payment of the Balance of the Purchase
                 Price.  . . . . . . . . . . . . . . .9
       D.   Closing Date.. . . . . . . . . . . . . . 10
       E.   Waiver of Bulk Transfer Provisions.. . . 10

  4.   Representations and Warranties of Seller and Shareholder.11
       A.   Title to Assets. . . . . . . . . . . . . 11
       B.   Organization and Qualification.. . . . . 11
       C.   Power and Authority. . . . . . . . . . . 11
       D.   Approvals and Consents; Noncontravention.11
       E.   Tax Returns; Withholdings. . . . . . . . 12
       F.   Compliance with Laws.. . . . . . . . . . 12
       G.   Litigation.. . . . . . . . . . . . . . . 12
       H.   Financial Statements.. . . . . . . . . . 12
       I.   Absence of Undisclosed Liabilities.. . . 13
       J.   Personnel. . . . . . . . . . . . . . . . 13
            1.   Compensation Increases. . . . . . . 13
            2.   Compensation and Benefit Plans. . . 13
       K.   Contracts. . . . . . . . . . . . . . . . 13
       L.   Employment.. . . . . . . . . . . . . . . 14
       M.   Intellectual Property Rights.. . . . . . 14
       N.   Insurance Policies.. . . . . . . . . . . 14
       O.   Environmental Matters. . . . . . . . . . 14
            1.   Definitions.. . . . . . . . . . . . 14
            2.   Environmental Representations and Warranties of
                      Seller
                 and Shareholder. .15. . . . . . . . .
       P.   Absence of Certain Changes.. . . . . . . 16
       Q.   Purchased Assets Complete. . . . . . . . 16

  5.   Representations and Warranties of Buyer.. . . 16
       A.   Organization and Qualification.. . . . . 17
       B.   Power and Authority. . . . . . . . . . . 17
       C.   Approvals and Consents; Noncontravention.17
       D.   Financial Capacity to Close. . . . . . . 17

  6.   Covenants.. . . . . . . . . . . . . . . . . . 17
       A.   Publicity. . . . . . . . . . . . . . . . 17
       B.   Retention of and Access to Books and Records.17
       C.   HSR Act. . . . . . . . . . . . . . . . . 18
       D.   Covenants of Seller and Shareholder. . . 18
            1.   401(k) Plan.. . . . . . . . . . . . 18
            2.   Protection of Confidential Information. 19
            3.   Solicitation of Employees.. . . . . 19
            4.   Intellectual Property.. . . . . . . 19
            5.   Name. . . . . . . . . . . . . . . . 19
            6.   Maintenance of Business Prior to Closing.19
            7.   Significant Product Failure.. . . . 19
       E.   Covenants of Buyer.. . . . . . . . . . . 20
            1.   Employment. . . . . . . . . . . . . 20

  7.   Taxes.. . . . . . . . . . . . . . . . . . . . 20
       A.   Pre-Closing Taxes. . . . . . . . . . . . 20
       B.   Post-Closing Taxes.. . . . . . . . . . . 20

  8.   Indemnification.. . . . . . . . . . . . . . . 20
       A.   Seller's and Shareholder's Indemnity.  . 20
       B.   Buyer's Indemnity. . . . . . . . . . . . 21
       C.   Indemnity Procedure. . . . . . . . . . . 22
            1.   If By Seller and Shareholder. . . . 22
            2.   If By Buyer.. . . . . . . . . . . . 22
       D.   Limitations of Indemnities.. . . . . . . 23
       E.   Remedies.. . . . . . . . . . . . . . . . 23

  9.   Closing Conditions. . . . . . . . . . . . . . 23
       A.   Conditions  to  Seller's  Obligations. . 23
            1.   Representations, Warranties and Covenants.24
            2.   Consents. . . . . . . . . . . . . . 24
            3.   No Governmental Proceedings or Litigation.24
            4.   Certificates. . . . . . . . . . . . 24
            5.   Corporate Documents.. . . . . . . . 24
       B.   Conditions  to  Buyer' Obligations.. . . 24
            1.   Representations, Warranties and Covenants.24
            2.   Consents. . . . . . . . . . . . . . 25
            3.   No Governmental Proceedings or Litigation.25
            4.   Certificates. . . . . . . . . . . . 25
            5.   Corporate Documents.. . . . . . . . 25

  10.  Closing Documents.. . . . . . . . . . . . . . 25
       A.   Provided by Buyer. . . . . . . . . . . . 25
            1.   Funds.. . . . . . . . . . . . . . . 25
            2.   Assumptions.. . . . . . . . . . . . 25
            3.   Secretary's    Certificates.. . . . 25
       B.   Provided By Seller.. . . . . . . . . . . 25
            1.   Assignments and Bills of Sale.. . . 26
            2.   Secretary's Certificates. . . . . . 26

  11.  Miscellaneous.. . . . . . . . . . . . . . . . 26
       A.   Termination. . . . . . . . . . . . . . . 26
       B.   Successors and Assigns.. . . . . . . . . 26
       C.   Governing Law. . . . . . . . . . . . . . 26
       D.   Expenses.. . . . . . . . . . . . . . . . 26
       E.   Force Majeure. . . . . . . . . . . . . . 26
       F.   Severability.. . . . . . . . . . . . . . 26
       G.   Brokers'  and Finders'  Fees.  . . . . . 26
       H.   Notices. . . . . . . . . . . . . . . . . 27
       I.   Amendments; Waivers. . . . . . . . . . . 28
       J.   Entire Agreement.. . . . . . . . . . . . 28
       K.   Further Matters. . . . . . . . . . . . . 28
       L.   Parties in Interest. . . . . . . . . . . 28
       M.   Survival.. . . . . . . . . . . . . . . . 28
       N.   Section and Paragraph Headings.. . . . . 28
       O.   Counterparts.. . . . . . . . . . . . . . 28

                ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this 29th day of March, 1996 among Fenwal Electronics, Inc., a Delaware corporation with its principal executive offices at 450 Fortune Boulevard, Milford, Massachusetts 10767 as seller ("Seller"), Publicker Industries Inc., a Pennsylvania corporation with its principal executive offices at 1445 East Putnam Avenue, Old Greenwich, Connecticut 06870, ("Shareholder"), and Elmwood Sensors, Inc., a Rhode Island corporation with its principal executive offices at 500 Narragansett Park Drive, Pawtucket, Rhode Island 02861, as buyer ("Buyer").

     RECITALS:

         WHEREAS, Seller is engaged in the "Business" (as hereinafter defined);

         WHEREAS, Seller is an indirect subsidiary of Shareholder; and

         WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase and acquire from Seller, on the terms and subject to the conditions set forth in this Agreement, substantially all of the assets used in the conduct of the Business.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:

     1.Interpretation.

     A.Definitions.    As used in this Agreement, the following terms
     shall have the following meanings:

         "Business" shall mean the business in which the Seller is engaged on the Closing Date, as described in Schedule 1.A.1. hereto, at the locations listed in Schedule 1.A.2. hereto.

         "Know-How" shall mean all know-how and information (not necessarily proprietary) used by Seller in the Business on the
     Closing  Date  including,  without  limitation,   (1)  design
     drawings, (2) specifications and performance criteria (3) operating instructions and maintenance manuals, (4) manufacturing information including production documentation, methods, layouts and supplier and cost information, (5) copies of on-site computer software and related documentation, including, without limitation, source and object code to the extent available, (6) prototypes, models or samples, (7) files relating to applications for Intellectual Property Rights, and (8) all files relating to customers and other tangible materials that are used in the Business on the Closing Date.

         "Copy Rights" shall mean all published and unpublished rights in works of authorship including, without limitation,
     (1) literary works, including books, periodicals, catalogs, directories, textual advertising such as brochures, pamphlets and other literature, tabular lists, lectures, manuals and computer programs and data bases; (2) pictorial, graphic and sculptural
     works,   including  maps,  architectural  plans  and renderings,
     blueprints,   photographs,   prints  and  pictorial illustrations
     such as labels and pictorial advertising, posters, brochures and pamphlets, and pattern designs; (3) audiovisual works; (4) sound/recordings; and (5) mask works, and all U.S. pending and issued copyright or mask work registrations thereon.

         "Fenwal Caribbean" shall mean Fenwal Electronics Caribbean
     Limited.

         "Fenwal UK" shall mean Fenwal Electronics UK Ltd.

         "Patent Rights" shall mean all (1) rights to inventions/conceived on or before the Closing Date by employees of any member of the Seller Group who are engaged solely in the operation of the Business; (2) pending U.S. applications owned by any member of the Seller Group (including those set forth on Schedule 1.A.3); and (3) U.S. patents owned by any member of the Seller Group, or for which any member of the Seller Group has the right to apply for as of the Closing Date (including those set forth on Schedule 1.A.3).

         "Seller Group" shall mean Seller, Fenwal Caribbean and Fenwal
     UK.

         "Trademarks" shall mean trade names, trademarks, service marks, trade dress and product configurations that are used by the Seller to identify the Business or any part thereof and all (1) goodwill and associated common law rights; (2) registration applications pending thereon in any province, state or country (including those set forth on Schedule 1.A.3); and (3) registrations issued thereon (including those set forth on Schedule 1.A.3).

         "Trade Secrets" shall mean all proprietary information that is used by the Seller in the Business and that (1) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by, third parties who can obtain economic value from its disclosure or use and
     (2) is the subject of efforts by the Seller that were reasonable under the circumstances to maintain its secrecy, such as, without limitation, proprietary specifications, formulas, drawings, models, blueprints, software, production techniques and processes, retail and wholesale customer lists, vendor lists, compilations, merchandising information, cost and pricing information, business systems and methods.

         "Intellectual Property Rights" shall mean the Patent Rights, Copy Rights, Trademarks and Trade Secrets as more fully described herein and other similar rights in technology that are in each case used by the Seller in the Business, including, without limitation, those items set forth in Schedule 1.A.3 hereto.

     2.Sale of Assets and Assumption of Liabilities.

         A.Assets Sold and Retained.

              1.Assets Purchased.    At the Closing, Seller agrees to sell,
     transfer, convey, assign and deliver to Buyer and Buyer agrees to purchase and acquire, according to the terms and conditions of this Agreement, all of Seller's right, title, and interest in and to all of the assets and properties used in the Business on the Closing
     Date, other than the assets identified in Section 2.A.2 hereof (collectively, the "Purchased Assets"), including, without limitation, the following:

     a.all personal property leases listed on Schedule 2.A.1.a hereto (the "Personal Property Leases") and all real property leases listed on Schedule 2.A.1.a hereto (the "Real Property Leases") and all leasehold improvements and structures on the real property leased thereby, except, in each case, to the extent such leases do not constitute Transferred Rights, Obligations and Agreements (as defined below);

     b.all contracts of the Business, including, without limitation, customer contracts, royalty and license agreements and rights, purchase agreements, rights to use technology owned by others and certain other agreements listed on Schedule 2.A.1.b (collectively, the "Contracts"), except to the extent any such Contracts do not constitute Transferred Rights, Obligations and Agreements;

     c.all prepaid expenses and deposits of the Business;

     d.all accounts receivable of the Business or other rights to receive payment for services provided by the Business as of the Closing Date (the "Closing Date Receivables");

     e.all inventory of supplies, raw materials, component parts, work-in-progress and finished goods of the Business on hand (the "Inventory");

     f.all machinery, equipment, spare parts, fittings, supplies and other tangible personal property used in the Business at the locations identified in Schedule l.A.2 hereto.

     g.all on-site computer hardware and software owned by the Seller and used in the Business at the locations identified in Schedule l.A.2 hereto (the "Computer Hardware and Software");

     h.all goodwill of the Business;

     i.the Know-How;

     j.the Intellectual Property Rights and all business names, including the right to use the name "Fenwal Electronics, Inc." or derivations thereof in the conduct of the Business and other intangible assets relating to the Business set forth on Schedule 1.A.3 attached hereto;

     k.all operating data, books and records of Seller, including customer lists and information, relating to customers and suppliers, with respect to the Business;

     l.to the extent assignment to the Buyer is permitted by law or contract, all rights, licenses, permits, and other operating agreements with respect to the Seller's right to provide services of the Business at the locations identified in 1.A.2 hereto or for which the Seller is the licensee, including those set forth on Schedule. 2.A.1.l attached hereto (the "Licenses and Permits");

     m.all issued and outstanding capital stock of Fenwal Caribbean and Fenwal UK;

     n.all cash and cash equivalents of Fenwal Caribbean and Fenwal UK;
     and

     o.all other assets, whether tangible or intangible that are used by Seller in the Business at the locations identified in Schedule 1.A.2 hereto except as excluded by Section 2.A.2 (the "Other Assets").

     2.Assets Retained.    Notwithstanding the provisions of Section
     2.A.1, the Seller is not selling, assigning, transferring or conveying to Buyer the following assets of Seller or any affiliate of Seller (including Fenwal Caribbean and Fenwal UK), which shall be excluded from the transactions contemplated by this Agreement (the "Excluded Assets"):

     a.all receivables from Shareholder or any of its subsidiaries or affiliates;

     b.all cash, cash equivalents and investment securities (other than cash and cash equivalents held by Fenwal Caribbean and Fenwal UK);

     c.all prepaid expenses and deposits of the Business to the extent not included in the Closing Date Balance Sheet;

     d.all pension plan and 401(k) plan assets, including, without limitation, any assets in any "frozen pension" plan;

     e.insurance policies, except for those policies specifically listed on Schedule 2.A.2.e; and

     f.all Federal, state, local or other tax refunds, including, without limitation, refunds of income, sales, use, franchise, property, payroll or other taxes and refunds of any penalties or interest with respect to any of the foregoing, relating to periods prior to the Closing Date.

     3.Transfers of Personal Property Leases, Real Property Leases and Contracts. To facilitate the assignment or transfer of Personal Property Leases, Real Property Leases and Contracts, the Seller Group shall execute such documents of assignment or transfer as may be prepared by Buyer and reasonably acceptable to Seller (and which shall not impose any liability or obligation on Shareholder or any member of the Seller Group except as expressly provided in this Agreement) that are necessary or appropriate for evidencing or recording the assignments or transfers to Buyer. Subject to the terms of Section 2.E hereof, in the event any assignment or transfer of any Personal Property Lease, Real Property Lease or Contract cannot be obtained, Seller and Buyer shall enter into a mutually satisfactory license, sublicense, lease, or independent contractor agreement, agency or other relationship with respect hereto with the intent of providing the same benefits and obligations to Buyer as if such assignment had occurred.

     4.Transfer of Know-How.    The communication of transferred Know-How
     from Seller to Buyer shall occur primarily through Buyer's acquisition of property and engagement of Seller's personnel, provided that Seller shall have no responsibility to insure that any
     of its employees become the employees of Buyer.   In addition, in
     order to facilitate the transfer of such Know-How, Seller shall use reasonable efforts, for a period of two (2) years from the Closing Date, to provide to Buyer, upon Buyer's written request, copies of any documents or other information in Seller's possession, defining or specifying the subject matter, nature and extent of the Know-How and take such other action as the parties mutually agree is reasonably necessary or appropriate to effectuate the transfer of such Know-How.

     B.Assignment of Intellectual Property Rights.    On the Closing
     Date, Seller shall execute and deliver assignments with respect to the Intellectual Property Rights set forth on Schedule 1.A.3, including all goodwill associated therewith.

     C.Risk of Loss.    The risk of loss and all obligations to insure
     the tangible assets of the Business shall remain with Seller until the Closing, and shall transfer from Seller to Buyer at the time of Closing.

     D."As Is" Condition.    EXCEPT AS EXPRESSLY SET FORTH IN THIS
     AGREEMENT, THE PURCHASED ASSETS ARE BEING SOLD "AS IS" AND " WHERE IS" AND "WITH ALL DEFECTS" WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED.

     E.Assumption of Contractual Rights and Obligations Related Thereto.
       At the time of Closing, the Buyer shall assume, and hereby agrees to perform, the rights and obligations, and any other contractual obligations pursuant to the Personal Property Leases, Real Property Leases, the Contracts, bids, quotations, proposals and similar agreements which (i) are disclosed in Schedules 2.A.1.a and 2.A.1.b to this Agreement or (ii) were made in the ordinary course of business and do not individually involve a commitment of more than $50,000 (including without limitation any non- competition, confidentiality, invention and similar agreements between Seller and any employee of Seller) (collectively, the "Transferred Rights, Obligations and Agreements").

         To the extent that the assignment hereunder of any of the Transferred Rights, Obligations, Agreements or the assignment under
     Section 2.B above shall require the consent of any other party (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, the Seller and the Buyer shall use commercially reasonable efforts to obtain the consent of such other party to an assignment to the Buyer.

         If such consent is not obtained, the Seller shall cooperate with the Buyer in a reasonable arrangement designed to provide the Buyer with the benefits and burdens of any such Transferred Rights, Obligations and Agreements and under the Intellectual Property Rights, including appointing the Buyer to act as its agent to perform all of the Seller's obligations under such Transferred Rights, Obligations and Agreements and to collect and promptly remit to the Buyer all compensation received by Seller pursuant to those Transferred Rights, Obligations and Agreements and to enforce, for the account and benefit of the Buyer, any and all rights of the Seller against any other person arising out of the breach or cancellation of such Transferred Rights, Obligations and Agreements by such other person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer); provided that, to the extent that Seller is required to undertake any services or take any actions in furtherance of the performance of such Transferred Rights, Obligations and Agreements, any such services or actions shall be the subject of a separate agreement that the parties shall, in good faith, negotiate as promptly as possible and which shall be mutually acceptable to the parties.

     F.Assumption of Certain Liabilities by Buyer.    From and after the
     Closing, Buyer shall, without any further responsibility or liability of or recourse to Seller, or any of its affiliates (including Fenwal Caribbean and Fenwal UK) or their respective directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees or assignees, assume and be solely liable and responsible for the following liabilities and obligations arising out of the ownership of the Purchased Assets or the operation of the Business (the "Assumed Liabilities"):

     1.all liabilities and obligations of Seller, Fenwal Caribbean or Fenwal UK under all Personal Property Leases, Real Property Leases, Contracts and all other of the Transferred Rights, Obligations and Agreements assigned or transferred to Buyer pursuant to
     Section 2.A hereof (or deemed assigned or transferred pursuant to Section 2.E hereof) which arise or are to be performed following the Closing Date;

     2.subject to Section 6.D.7, all liabilities and obligations with respect to the warranty policies and agreements of Seller, Fenwal Caribbean or Fenwal UK described on Schedule 2.F.2 hereto;

     3.all trade accounts payable of the Seller, Fenwal Caribbean or Fenwal UK, to the extent set forth on the Closing Balance Sheet; 4.all current or long term liabilities or obligations of the Seller, Fenwal Caribbean or Fenwal UK with respect to capitalized lease obligations, equipment notes payable or other purchase money financing, to the extent set forth on the Closing Balance Sheet; and

     5.all other liabilities of Seller, Fenwal Caribbean or Fenwal UK set forth on the Closing Balance Sheet.

         The assumption by Buyer of the Assumed Liabilities and the transfer thereof by Seller shall in no way expand the rights or remedies of any third party against Seller or Buyer as compared to the rights and remedies which such third party would otherwise have had.

     G.All Other Liabilities Excluded.    Notwithstanding the foregoing,
     Seller agrees that Buyer is not assuming any other liability of Seller or any affiliate of Seller (including Fenwal Caribbean and Fenwal UK) whether known, unknown, matured or contingent, including, without limitation, the following liabilities and obligations of Seller (collectively, the "Excluded Liabilities"):

     1.any liability or obligation of the Seller to Shareholder or any of its subsidiaries or affiliates;

     2.any current or long-term liability or obligation of the Seller with respect to indebtedness for borrowed monies from Congress Financial Corporation;

     3.any liability or obligation of the Seller for any Federal, state, local or other taxes, including, without limitation, income, sales, use, franchise, property, payroll or other taxes or for any penalties or interest with respect to any of the foregoing, arising or accruing before the Closing Date except to the extent properly accrued on the Closing Balance Sheet;

     4.any liability of the Seller for management or executive bonus earned or accrued prior to the Closing Date;

     5.except to the extent accrued on the Closing Balance Sheet, any liabilities or obligations with respect to any pension, profit sharing, health and welfare, medical insurance or other employee benefit plan or fringe benefit arrangement ("Benefit Plans") established, participated in, or maintained by Seller or any affiliate of Seller for Seller's current or former employees, including without limitation any "frozen" pension plan, whether or not any such Benefit Plans relate to employees who may be employed by Buyer following consummation of the transactions contemplated hereby, provided, that in no event shall any Benefit Plan that Buyer elects to continue constitute an Excluded Liability;

     6.any fees, costs or expenses of Seller related to this Agreement or the transactions contemplated hereby;

     7.any and all liabilities (other than the warranty liability expressly assumed under Section 2.F.2 hereof) relating to or arising in connection with products sold by Seller or any affiliate of Seller prior to the Closing Date;

     8.any and all liabilities, whether or not known to Seller, to the extent based on or arising out of any act or omission of Seller or any affiliate of Seller, or any event or condition on the property of Seller or any affiliate of Seller, occurring at any time on or prior to the Closing Date and regardless of when notice of such is received, relating to toxic or hazardous substances or waste (including, without limitation, petroleum, petroleum products, asbestos and PCB's) or other environmental pollution or contamination, or to matters of environmental protection, pollution, health, safety, sanitation or conservation; and

              9.to the extent not constituting an Assumed Liability, any liability or obligation arising out of or resulting from acts, omissions, events, occurrences or transactions of whatsoever type or nature to the extent arising out of or resulting from (i) the ownership, use or possession of the Purchased Assets prior to the Closing Date or (ii) the conduct of the Business prior to the Closing Date.

     3.Purchase Price; Payment; Adjustment.

     A.Purchase Price.

     1.Price.    The purchase price for the sale and transfer of the
     Purchased Assets shall be Twenty-Five Million Three Hundred Thousand Dollars ($25,300,000), plus the assumption of the Assumed
     Liabilities set forth in Section 2.F hereof, subject to adjustment as provided in Section 3.C (the "Purchase Price").

     2.Allocation.Not later than ninety (90) days after the Closing, the Buyer shall provide to the Seller proposed statements prepared by Ernst & Young (the "Allocation Statements") allocating in accordance with generally accepted appraisal techniques, the total of the cash portion of the Purchase Price and the book amount of the Assumed Liabilities pursuant to this Agreement, to the different items of Purchased Assets and to the Seller's obligations thereunder. Such allocation shall be conclusive and binding on the parties unless the Seller objects to such allocation within fifteen (15) days of its receipt of such Allocation Statements. In the event Seller so objects, the parties shall use good faith efforts to resolve any such dispute, provided that in the event that the dispute cannot be resolved, the parties shall engage a "Big 6" audit firm (other than Ernst & Young) to determine the appropriate allocation. Any costs or expenses incurred by the Buyer in connection with such Allocation Statements (including appraisal fees) shall be borne by the Buyer. Any costs or expenses incurred in connection with resolving any dispute in connection with the allocation shall be borne equally by the parties. The Buyer and the Seller respectively agree to file all income, franchise and other tax returns, and execute such other documents as may be required by any governmental authority, in a manner consistent with the allocation as finally determined in accordance with this Section 3.A.2 (the "Final Allocation"). The Buyer shall prepare the Form 8594 under Section 1060 of the Code relating to this transaction based on the Final Allocation and deliver such Form to the Seller within 60 days after determination of the Final Allocation as provided above. The Buyer and the Seller respectively agree to file such Form with each relevant taxing authority, and to refrain from taking any position inconsistent with such Form or Final Allocation with any taxing authority unless otherwise required by applicable law. The parties shall agree to adjust consistent with this Section 3.A.2 a revised Final Allocation, if necessary, based upon the final Purchase Price, as adjusted in accordance herewith.

     B.Payment of Purchase Price.    At the Closing, Twenty-Five Million
     Three Hundred Thousand Dollars ($25,300,000) of the Purchase Price shall be paid by Buyer to Seller in immediately available funds.

     C.Adjustment to and Payment of the Balance of the Purchase Price.
      The Closing Date Payment has been derived by and agreed upon by the parties based on the adjusted net book value of Seller's Balance Sheet as of November 30, 1995, as shown on Exhibit A hereto (the "Opening Balance Sheet"). The Purchase Price is subject to a dollar for dollar adjustment, upward or downward, based upon the change in the "Adjusted Book Value" of the Seller from that shown on the Opening Balance Sheet ($4,479,000) to the "Final Book Value" reflected on the "Closing Balance Sheet" (defined below). Such adjustment shall be the "Differential." The Differential shall be determined as follows:

     1.Within forty-five (45) days after the Closing Date, Seller shall prepare and deliver to Buyer a balance sheet (the "Closing Balance Sheet") showing the book value of the Purchased Assets and Assumed Liabilities of the Seller as of the Closing Date (the "Final Book Value"). Buyer shall be entitled to observe the physical inventory count performed by Seller in connection with the preparation of the Closing Balance Sheet. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied using the same accounting practices, policies and procedures as was used in the preparation of the Opening Balance Sheet ("GAAP"), subject to Section 3.C.3 below. Without limiting the foregoing, the inventories reserve set forth on the Closing Balance Sheet shall be determined in accordance with the methodology as was used in the preparation of the Opening Balance Sheet. Along with the submission of the Closing Balance Sheet, Seller shall deliver a statement to Buyer which contains the amount of any increase or decrease in the Purchase Price resulting from the change in the book value of Seller described above (the "Differential").

     2.The Buyer shall then have forty-five (45) days after the receipt thereof to contest in writing the Closing Balance Sheet by notice to the Seller (with a statement as to the nature of the Buyer's objections in reasonable detail and the proposed amount of the Differential) and the corresponding impact on the Purchase Price.
     If Buyer does not contest the Closing Balance Sheet by giving such notice within that 45-day period, the Closing Balance Sheet prepared by Seller shall be final and binding for purposes of this Agreement and either a payment shall be made to Seller or a refund shall be made to Buyer for the amount of the Differential, as the case may be, by wire transfer of immediately available funds within five (5) days after the expiration of that period. If the results are contested, the parties shall agree upon the selection of a "Big 6" audit firm to review the work and render a final and binding ruling within sixty (60) days on such dispute. The cost of any such audit shall be borne by the parties as follows: Seller shall pay an amount equal to the product of such costs and a fraction, the numerator of which is the difference between the Differential as proposed by Seller and the Differential as determined by the audit firm and the denominator of which is the difference between the Differential as proposed by Seller and the Differential as proposed by Buyer in its notice; Buyer shall pay the remainder of such costs. Any payment due Seller or refund due Buyer shall be made within five (5) days after such ruling.

     3.For the purposes of preparing the Opening Balance Sheet and the Closing Balance Sheet, the following accounts and all other Excluded Assets and Excluded Liabilities have been and will be excluded therefrom:

                   (i) cash, cash equivalents and investment securities (subject to the proviso below);

                   (ii) goodwill;

                   (iii) note receivable from W.E.C.C.

                   (iv) accrued management and executive bonus;

                   (v) income or franchise taxes; and

                   (vi) inter-company accounts;

     provided, that notwithstanding the foregoing, cash and cash equivalents held by Fenwal Caribbean and Fenwal UK shall be included on the Closing Balance Sheet.

     D.Closing Date.The closing of this transaction shall take place at 10:00 a.m. local time on March 29, 1996 or at an earlier date and time to be mutually agreed upon between the parties or, if later, the third business day following the expiration or termination of the waiting period provided by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (herein the "Closing or "Closing Date" ), at which time the transfer of title to and possession of the Purchased Assets shall occur and the payment of the Purchase Price as set forth in Section 3.B shall occur. At the Closing, each of the parties hereto shall execute and deliver all consideration, instruments and documents reasonably required to carry out the terms and provisions of this Agreement. Possession of all of the Purchased Assets shall be delivered to Buyer by Seller immediately upon the Closing. The Closing shall take place in the offices of the Seller, 1445 East Putnam Avenue, Old Greenwich, Connecticut.

         E.Waiver of Bulk Transfer Provisions.    Buyer hereby waives
     compliance with all provisions of the Bulk Sales Laws of Massachusetts, if applicable to the transactions herein contemplated, and in consideration of such waiver Seller agrees to indemnify Buyer against and hold it harmless from any and all loss, cost, damage, liability, deficiency or expense resulting from or arising out of such noncompliance to the extent not involving an Assumed Liability, provided that the provisions of Section 8 hereof shall apply to this indemnity as if it were set forth therein, except for the limitations established by Section 8.D, which shall not apply.

     4.Representations and Warranties of Seller and Shareholder.    In
     order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereunder, Seller and Shareholder, jointly and severally, represent and warrant to Buyer, as follows:

         A.Title to Assets.    Seller, Fenwal Caribbean or Fenwal UK
     has, and will have on the Closing Date, good and marketable title to and legal right and power to convey all of the Purchased Assets being transferred hereby, free and clear of any and all mortgages, liens, pledges, security interests, privileges, charges, claims or encumbrances of every kind, nature and description except as set forth on Schedule 4.A attached hereto or reflected or disclosed in the Closing Balance Sheet. Upon the consummation of the transactions contemplated hereby, Buyer will acquire (i) good title to the Purchased Assets owned by Seller, free and clear of any security interest, lien or encumbrance and (ii) the right to use, and valid leasehold interest in, any of the Purchased Assets not owned by Seller, in each case subject to the liens, rights of others and lease agreements reflected on Schedule 4.A and the matters reflected or disclosed in the Closing Balance Sheet.

         B.Organization and Qualification.    Seller is a corporation
     duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to own its properties and to carry on its business as it is now being conducted and Seller is duly qualified to transact business and is in good standing as a foreign corporation in the Commonwealth of Massachusetts. Each of Fenwal Caribbean and Fenwal UK is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (subject, in the case of Fenwal Caribbean, to the filing of annual returns required by its jurisdiction of incorporation), with corporate power to own its properties and to carry on its business as it is now being conducted.

     C.Power and Authority.    Each of Seller and Shareholder has the
     corporate power to execute and deliver this Agreement and to incur and perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller and Shareholder, and this Agreement is the legal, valid and binding obligation of each of Seller and Shareholder, enforceable in accordance with its terms.

     D.Approvals and Consents; Noncontravention.    The execution,
     delivery, and performance of this Agreement by Seller and Shareholder and the consummation of the transactions contemplated hereby by Seller and Shareholder, will not (i) violate any statute, regulation or ordinance of any governmental authority or require any filing with or authorization, consent or approval of any government or governmental agency, except as set forth on
     Schedule 4.D, (ii) conflict with, result in the breach of, or constitute a violation or default under any of the provisions of the respective Articles of Incorporation or By Laws of Seller and Shareholder, (iii) except as set forth on Schedule 2.A.1.a or 2.A.1.b, conflict with or result in a breach of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, contractual obligation or instrument to which Seller or Shareholder is a party or by which either of them or any of the Purchased Assets are or may be bound, or constitute a default (or an event which with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or (iv) result in the creation or imposition of any lien, charge or encumbrance, on or with respect to the Purchased Assets.

     E.Tax Returns; Withholdings.    Each member of the Seller Group has
     filed all federal tax returns and all state and any foreign or local tax returns which are required to have been filed, and has paid all taxes and governmental charges shown thereon as due. All amounts required to be withheld by any member of the Seller Group from employees for income tax, social security contributions, unemployment tax and workers' compensation have been withheld and paid to the appropriate governmental agencies.

     F.Compliance with Laws.    The Seller Group has complied in all
     material respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof that affect the Business or the Purchased Assets. Since February 8, 1991, and, to Seller's knowledge, prior to such date, no claims have been received in writing by any member of the Seller Group from any governmental authority alleging a violation by any member of the Seller Group of any such law or regulation. The Seller Group holds all of the material permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies necessary to conduct the Business as it is presently being conducted, including those permits, licenses, certificates and other authorizations listed on Schedule 2.A.1.l. All such permits, licenses and certificates are in full force and effect, and no member of the Seller Group has since January 1, 1995 received any notice of intent to revoke or not to renew any of such permits, licenses and certificates.

         G.Litigation.    There are no legal actions, suits,
     arbitrations or other legal, administrative or other governmental proceedings pending against any member of the Seller Group, the Business or the Purchased Assets, and, to Seller's knowledge, there are no legal actions, suits, arbitrations or other legal, administrative or other governmental proceedings overtly threatened in writing against any member of the Seller Group, the Business or the Purchased Assets, in each case at law or in equity or by or before any governmental department, commission, board, agency, bureau, tribunal or instrumentality, except as shown on Schedule 4.G attached hereto ("Litigation").

     H.Financial Statements.   Attached as Schedule 4.H are copies of the
     unaudited financial statements of the Seller for the fiscal years ended December 31, 1992 through 1995 ("Financial Statements"). The Financial Statements (i) have been prepared from and are in accordance with the Seller's books and records and (ii) fairly present in all material respects the financial condition or results of operations of Seller as of the relevant dates thereof and for the periods covered thereby in accordance with GAAP (except for the absence of footnotes). The Opening Balance Sheet, attached hereto as Exhibit A, was prepared from the Financial Statements in accordance with this Section 4.H to reflect the elimination of (i) cash, cash equivalents and investment securities,
     (ii) goodwill, (iii) note receivable from W.E.C.C., (iv) accrued management and executive bonuses, (v) income and franchise taxes,
     (vi) intercompany accounts and (vii) all other Excluded Assets and Excluded Liabilities.

         I.Absence of Undisclosed Liabilities.   Except for the
     obligations or liabilities (i) disclosed or referred to in the Opening Balance Sheet, or (ii) incurred by the Seller Group with respect to the Business in the ordinary course of business since the date of the Opening Balance Sheet, there are no obligations or liabilities arising out of or relating to transactions or events with respect to the Business entered into or occurring prior to the date hereof that would be required to be reserved against or disclosed in a balance sheet of Seller prepared in a manner consistent with the preparation of the Opening Balance Sheet.

         J.Personnel.

     1.Compensation Increases.    Since November 30, 1995, there has not
     been any increase in the base Compensation payable to or to become payable to any employees of the Business, except (i) increases granted in the ordinary course of business consistent with past practice and (ii) as indicated on Schedule 4.J.1 hereto.

     2.Compensation and Benefit Plans.    Set forth on Schedule 4.J.2
     hereto is a list and description of all compensation and benefit plans, programs, agreements or arrangements generally applicable to the employees of the Business which are currently in effect or which, with respect to the Business, Seller has committed to implement in the future (the "Compensation and Benefit Plans"). All of the Compensation and Benefit Plans are in full force and effect as written, all of such Plans were established and are in substantial compliance with applicable law, including applicable provisions of ERISA and the Code and Seller and Shareholder are in compliance with the terms and provisions of such plans.

     K.Contracts.     All material contracts and leases ("Material
     Agreements") affecting the Business are set forth on Schedule 2.A.1.a and Schedule 2.A.l.b. All of the Material Agreements are in full force and effect, and no breach or default by any member of the Seller Group or, to the best of Seller's knowledge, by any other party has occurred with respect thereto. Except as identified on Schedule 2.A.1.a and Schedule 2.A.1.b, no approval or consent of any person is needed in order that the Material Agreements set forth on Schedule 2.A.1.a and Schedule 2.A.1.b continue in full force and effect following the assignment of such contracts to the Buyer pursuant to this Agreement. As used herein, a "Material Agreement" is one that (i) was not made in the ordinary course of business,
     (ii) involves an aggregate commitment or potential aggregate commitment on the part of any party of more than $50,000, (iii) involves sale, distribution, commission, marketing, or similar arrangements of the Seller Group relating to the Business providing for the marketing and/or sale of the products or services of the Business, (iv) involves any partnership, joint venture or other similar contracts, arrangements or agreements relating to the Business as a result of which Seller owns, directly or indirectly, an equity interest (whether as a limited general partner, as a shareholder or otherwise) in another entity, (v) involves the lease of real property for the Business, or (vi) is with an employee, officer or director of any member of the Seller Group who is not set forth on Schedule 6.E.

         L.Employment.    Except as  listed in Schedule 4.L hereto,
     the Seller Group has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity and collective bargaining, with respect to any employees of the Business. In the last five (5) years, the Seller Group has experienced no strikes or, to Seller's knowledge, any organized slowdown, picketing or work stoppage. No member of the Seller Group is a party to any collective bargaining or similar agreement with any employee union.

     M.Intellectual Property Rights.    The Seller Group owns or has the
     right to use all of the Intellectual Property Rights which are necessary for the conduct of, or are used in, the Business as the Business is presently being conducted and such rights and interests are either (i) freely transferable to Buyer or (ii) shall be licensed and made available for use by Buyer without cost. The Seller Group has no knowledge and has received no notice to the effect that any service or products that it provides or sells, or any process, method, part or material it employs in the Business, infringes on any trademark, trade name, copyright or patent or is in conflict with any asserted right of another. There is no pending or, to the knowledge of Seller, threatened, claim or litigation against any member of the Seller Group contesting its right to use any of the Intellectual Property Rights being transferred or licensed to Buyer, or asserting its misuse of any thereof, which would deprive Buyer of its right to assert its rights thereunder or which would prevent the sale of any service or product produced, provided or sold by Buyer utilizing the Intellectual Property Rights to be transferred to Buyer.

     N.Insurance Policies.    Seller has delivered to Buyer a list of all
     insurance policies or binders of insurance or programs of self-insurance which relate to the Business or the Purchased Assets.
     Since January 1, 1994, there has been no cancellation or nonrenewal with respect to, or disallowance of any material claim under any such policy.

     O.Environmental Matters.

                         1.   Definitions.  As used in this Agreement:

     a."Hazardous Materials" means (a) any and all hazardous substances, pollutants, and contaminants (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA")), hazardous wastes (as defined by the Resource Conservation and Recovery Act ("RCRA")); hazardous materials (as defined by the Hazardous Materials Transportation
     Act); toxic substances (as defined by the Toxic Substances Control Act ("TSCA")); toxic chemicals or extremely hazardous substances (as defined by the Emergency Planning and Community Right-To-Know Act); hazardous air pollutants (as defined by the Clean Air Act); hazardous substances (as defined by the Clean Water
     Act); (b) petroleum or petroleum products; polychlorinated biphenyls ("PCBs"); asbestos-containing materials; and (c) any other toxics, chemicals, wastes, substances. or materials which are regulated under any of the Environmental Laws (as defined herein);

     b."Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, permits, licenses and judgments in effect as of the date of this Agreement and relating to the environment and/or the use, generation, storage, disposal, treatment, transportation, recycling, sale or release of Hazardous Materials, including, without limitation, CERCLA, RCRA, the Clean Water Act, the Clean Air Act, TSCA, the Hazardous Materials Transportation Act and the Emergency Planning and Community Right to Know Act;

     c."Environmental Matters" means matters relating (i) to pollution, contamination or protection of the environment, to release or disposal of Hazardous Materials, to compliance with Environmental Laws (including, without limitation, matters relating to any "Environmental Costs" (as defined herein)) or to any releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or soil, or (ii) resulting from the generation, use, storage, treatment, recycling, transportation, disposal or sale of Hazardous Materials); and

     d."Environmental Costs" means any cleanup costs, remediation, removal, or other response or site rehabilitation costs (including, without limitation, costs to bring the Business into compliance with all applicable Environmental Laws), investigation costs
     (including, without limitation, the reasonable fees and costs of consultants, legal counsel and other experts in connection with any environmental investigation, testing, audits, assessments or studies), losses, liabilities, obligations, payments, damages (including, without limitation, any actual, punitive or consequential damages (a) to third parties (including employees) for personal injury or damage to property, or (b) to natural resources, fines, penalties, judgments, and amounts paid in settlement arising out of or resulting from any Environmental Matter.

     2.Environmental Representations and Warranties of Seller and
     Shareholder.   To the best of the knowledge of Seller and
     Shareholder, after reasonable inquiry:

     a.all permits, approvals, authorizations, licenses, certificates of authorization, registrations or other consents required under all applicable Environmental Laws for the operation of the Business and the occupancy of the properties listed on Schedule l.A.2 hereto, (the "Environmental Permits") have been obtained or applied for, and there are no pending or threatened actions to modify, restrict, rescind or challenge any Environmental Permit;

     b.there are no material violations of any Environmental Permit at any of the properties listed on Schedule 1.A.2 hereof;

                   c.Neither Seller nor any affiliate of Seller (including Fenwal Caribbean and Fenwal UK) has received from any governmental authority any notice in writing of the violation of any Environmental Laws by any member of the Seller Group in connection with the operation of the Business at any of the properties listed on Schedule l.A.2 hereof or of any pending or threatened legal action against Seller or any affiliate of Seller (including Fenwal Caribbean and Fenwal UK) in connection with the operation of the Business at any of the properties listed on Schedule l.A.2 hereof under the authority of any Environmental Law or related to the release of or exposure to any Hazardous Material;

                   d.except as disclosed in Schedule 4.O hereto, no amounts of Hazardous Materials were disposed of by the Seller Group prior to the Closing Date in, on, under, above or around the properties listed on Schedule 1.A.2;

     e.the processes, policies and activities of the Seller Group are in substantial compliance with all applicable Environmental Laws and regulations;

                   f.except as set forth on Schedule 4.O hereto, there are no underground storage tanks on, at or below any of the real property listed on Schedule 1.A.2 hereof.

     P.Absence of Certain Changes.     Except as set forth in
     Schedule 4.P, since November 30, 1995, the Business has been conducted in the ordinary course consistent with past practice, and there has not been:

     a.any event, occurrence, development or change in the Business that has had a material adverse effect on the Business, other than those resulting from changes, whether actual or prospective, in general conditions applicable to the industries in which the Business is involved or in general economic conditions;

     b.any material damage, destruction or other casualty loss affecting the Business;

     c.any material change by the Seller or Shareholder in the manner the Business keeps its books and records; or

     d.any written notification by any customer of the Business expressly stating its intent to discontinue doing business with the Business or to substantially reduce its purchases of products of the Business.

     Q.Purchased Assets Complete.     The Purchased Assets, together with
     the Excluded Assets and the assets relating to the services provided by Shareholder set forth on Schedule 4.Q constitute substantially all of the assets used by the Seller in the conduct of the Business as currently conducted by Seller.

     5.Representations and Warranties of Buyer.    In order to induce
     Seller and Shareholder to enter into this Agreement and to consummate the transactions contemplated hereunder, Buyer represents and warrants to Seller and Shareholder as follows:

     A.Organization and Qualification.    Buyer is a corporation duly
     organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to own its properties and to carry on its business as presently conducted.

     B.Power and Authority.    Buyer has the corporate power to execute
     and deliver this Agreement and to incur and perform its obligations hereunder. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a legal, valid and binding obligation of Buyer enforceable in accordance with terms.

     C.Approvals and Consents; Noncontravention.    The execution,
     delivery, and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, will not (i) violate any statute, regulation or ordinance of any governmental authority or require any filing with or authorization, consent or approval of any government or governmental agency, (ii) conflict with, result in the breach of, or constitute a violation or default under any of the provisions of the Articles of Incorporation or By Laws of Buyer, (iii) conflict with or result in a breach of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, contractual obligation or instrument to which Buyer is a party or by which it or any of its assets are or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     D.Financial Capacity to Close.    At the time of Closing, as set
     forth herein, Buyer shall have the financial ability to close pursuant to the terms hereof. Buyer acknowledges that upon execution hereof, the sale of the Business will be "taken off the market." Buyer also acknowledges that there are no financing or other contingencies herein.

     6.Covenants.Publicity.      Buyer, Seller and Shareholder shall
     consult with each other before issuing any press release or other public announcement concerning the transactions contemplated by this Agreement and, except as may be required by applicable law or any listing agreement with or regulation or rule of any listing agreement with or regulation or rule of any stock exchange on which securities of Seller, Buyer or Shareholder are listed or traded, will not issue any such press release or announcement prior to such consultation. If Buyer, Seller or Shareholder is so required to issue such press release or announcement it shall use its best efforts to inform the other party hereto prior to issuing such press release.

     B.Retention of and Access to Books and Records.    For a period of
     seven (7) years after the Closing Date, the parties shall retain books or records relating to the Business, and any party, wishing to dispose or destroy books or records, shall provide not less than thirty (30) days prior written notice to the other party of such proposed action. If the recipient of such notice desires to obtain any of such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party. Buyer shall, subject to such reasonable limitations as may be necessary to protect proprietary information, at the expense of Seller, and on reasonable prior notice to Buyer, (a) afford Shareholder and Seller, and their counsel, accountants, consultants and other representatives reasonable access during normal business hours at the business locations of the Purchased Assets to examine and copy the books, tax returns, records and files of Seller which relate to periods prior to the Closing Date, and (b) cooperate with reasonable requests of Shareholder and Seller with respect to gathering information contained therein which may be necessary to respond to inquiries or requests made by any governmental authority or courts which relate to any tax returns or other documents filed by or on behalf of Shareholder and Seller prior to or relating to the periods prior to the Closing Date. Seller shall, at Buyer's sole expense, during normal business hours, afford Buyer and its agents reasonable access to and the opportunity to review and make copies of, all documents retained by Seller relating to the Business in connection with any reasonable request of Buyer.

     C.HSR Act. Within ten days after the date of this Agreement, Buyer shall (or shall cause its ultimate parent entity to) and Shareholder shall each file a notification of the acquisition contemplated hereby with the Antitrust Division of the Department of Justice and the Bureau of Competition of the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Each party filing such notification shall advise the other promptly upon receiving any request for additional information or other communication with respect to such filing from the Antitrust Division of the Department of Justice or the Bureau of Competition of the Federal Trade Commission and shall use its best efforts to provide the information requested and otherwise respond to such request or communication.

     D.Covenants of Seller and Shareholder.

     1.401(k) Plan.
     a.As of the Closing Date, the Seller Group's obligation to make contributions to (other than contributions attributable to the period ending on the Closing Date but payable thereafter), and the participation by employees of the Seller Group (the "Employees") in, the Publicker Industries Inc. 401(k) Plan") shall cease, and as soon as practicable thereafter, Seller shall pay to the trustee of the Publicker 401(k) Plan all employee and employer contributions attributable to the period ending on the Closing Date and cause such amounts to be allocated to participant accounts, Seller shall cause the trustee of the Publicker 401(k) Plan to segregate, in accordance with the spin-off provisions set forth under Section 414 (1) of the Code, the assets of the Publicker 401(k) Plan representing the full account balances of Employees (including all employee contributions and all vested and non-vested employer contributions made or due in respect of the period ending on the Closing Date, and all earnings attributable to such contributions) and notwithstanding anything in this Agreement to the contrary, transfer, in cash such account balances, which account balances shall have been credited with appropriate earnings attributable to the period from the Closing Date to the date of transfer described herein, reduced by any benefit or withdrawal payments made to such Employees during the period from the Closing Date to the date of transfer described herein as to those Employees employed by Buyer, to a plan maintained by Buyer (the "Buyer's 401(k) Plan") and a trust associated with such plan (the "Buyer's 401(k) Trust"), provided Buyer's 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code and Buyer's 401(k) Trust is exempt from tax under Section 501(a) of the Code.

     b.Seller shall be under no obligation to transfer any assets form the Publicker 401(k) Plan to the Buyer's 401(k) Plan or Buyer's 401(k) Trust after the Closing Date unless Buyer shall provide to Seller either a favorable determination letter from the Internal Revenue Service (the "IRS") or an opinion letter of counsel reasonably satisfactory to Seller that the Buyer's 401(k) Plan and Buyer's 401(k) Trust to which assets are to be transferred are qualified under Section 401(a) of the Code and exempt from tax under
     Section 501(a) of the Code.

     2.Protection of Confidential Information.    Each of Seller and
     Shareholder hereby agree, for a period of five (5) years after the Closing Date to safeguard against disclosure to third parties all Trade Secrets transferred to Buyer hereunder, by using reasonable secrecy measures and in any event not less than the same degree of care as for its own similar proprietary information.

     3.Solicitation of Employees.    For a period of five (5) years after
     the Closing Date, each of Seller and Shareholder shall not, without Buyer's prior written consent, directly or indirectly solicit any person known to Seller to be an employee of Buyer nor shall Seller or Shareholder encourage any such employee to terminate his or her employment with Buyer.

         4.Intellectual Property.    To the extent Seller fails to
     transfer any Intellectual Property Rights or to make available any which are currently used in the operation of the Business as it is presently conducted, Seller shall take all commercially reasonable actions required to effect or assist such transfer so as to confer upon Buyer those benefits held by Seller which attend a use of such Intellectual Property Rights in connection with the Business.

                   5.Name.    As of the Closing, Seller shall amend its articles
     of incorporation to change its name to a name not similar to "Fenwal Electronics, Inc."

     6.Maintenance of Business Prior to Closing.    From the date hereof
     through the Closing, Seller shall continue to carry on the Business in the ordinary course and in accordance with past practice.

                   7.Significant Product Failure.    In the event that, with
     respect to any product sold by Seller prior to the Closing Date, Buyer incurs any loss, cost or expense arising out of a common failure or potential common failure of such products in excess of
     (i) the warranty reserve included in the Closing Balance Sheet, plus
     (ii) $90,000, Seller shall reimburse Buyer for all such excess loss, cost or expense.

     E.Covenants of Buyer.

              1.Employment.    Except for those persons identified on
     Schedule 6.E., Buyer shall employ all employees of the Seller Group as of the Closing Date, except retired and former employees and employees on permanent or long-term disability, at compensation levels and on terms and conditions of employment (including benefits) as are in the aggregate, substantially equivalent to those in effect immediately prior to the Closing Date, provided, however, that nothing contained in this Section 6.E.1 shall require that Buyer continue to employ any employee after the Closing Date or continue in effect any terms of employment thereof. Any obligations under the Worker Adjustment and Retraining Notification Act ("WARN") or for severance pay attributable to the failure of Buyer to employ or continue to employ all such persons are hereby assumed by Buyer.

     7.Taxes.

     A.Pre-Closing Taxes. Seller shall be solely responsible for all income and franchise taxes which are attributable to the operation of the Business solely for periods ending on or prior to the Closing Date, regardless of whether such taxes are due and payable after the Closing Date.

     B.Post-Closing Taxes.    Buyer shall bear full responsibility for
     all income and franchise taxes which are attributable to the operation of the Business solely for periods after the Closing Date.

     C.Transfer Taxes. All transfer, documentary, sales, and other similar taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by Buyer and Seller.

     8.Indemnification.The indemnification provided by this Section 8 shall be the exclusive remedy for any breach of, or failure to perform, any representations, warranties, covenants or agreements set forth in this Agreement or any Schedule or Exhibit hereto.

     A.Seller's and Shareholder's Indemnity. Seller and Shareholder, jointly and severally, shall indemnify, defend and hold Buyer harmless from, against and in respect of any and all claims, expenses, liabilities, damages, losses, costs, government proceedings, causes of action, demands, judgments (including, without limitation, reasonable attorneys' fees) (collectively, the "Claims") to the extent suffered or incurred by Buyer by reason of any of the following:

     1.Seller's failure to pay, discharge or perform any of its labilities or obligations other than the Assumed Liabilities, but including, without limitation, the Excluded Liabilities;

     2.without limiting Section 8.A.1, (i) any violations of any Environmental Law by Seller, its agents, representatives, employees or affiliates (including Fenwal Caribbean and Fenwal UK) on or prior to the Closing Date, (ii) the presence on the property listed on
     Schedule 1.A.2 of any Hazardous Materials including contamination of ground water, surface water, air or soils on, over, under or around such property or on, over, under or around adjacent property prior to the Closing Date and the migration of Hazardous Materials from such property to the extent present on the Closing Date, and (iii) the transportation, storage or disposal of Hazardous Materials by or for Seller on or prior to the Closing Date;

     3. any breach by Seller or Shareholder of its representations or warranties set forth in this Agreement or any Schedule or Exhibit hereto; and

     4.any breach by Seller or Shareholder of any of its covenants or agreements set forth in this Agreement or any Schedule or Exhibit hereto (other than such covenants and agreements set forth in this Section 8).

     B.Buyer's Indemnity. Buyer shall indemnify defend and hold Seller and Shareholder harmless from, against and in respect of any and all claims, expenses, liabilities, damages, losses, costs, government proceedings, causes of action, demands, and judgements (including, without limitation, reasonable attorney's fees) (collectively, the "Claims") to the extent suffered or incurred by Seller or Shareholder by reason of any of the following:

     1.any claim or cause of action by any party with respect to any obligation or liability relating to the Assumed Liabilities;

     2.Buyer's operation of the Business and use of the Purchased Assets after the Closing;

     3.without limiting Sections 8.B.1 or 2, (i) any violations of any Environmental Law by Buyer, its agents, representatives, employees or affiliates (including Fenwal Caribbean and Fenwal UK) subsequent to the Closing Date, (ii) any release or disposal on the property listed on Schedule 1.A.2 of any Hazardous Materials including contamination of ground water, surface water, air or soils on, over, under or around such property or on, over, under or around adjacent property subsequent to the Closing Date and the migration of Hazardous Materials from such property to the extent released or disposed of subsequent to the Closing Date, and (iii) the transportation, storage or disposal of Hazardous Materials by or for Buyer subsequent to the Closing Date;

     4.any breach by Buyer of its representations or warranties set forth in this Agreement or any Schedule or Exhibit hereto; and

     5.any breach by Buyer of any of its covenants or agreements set forth in this Agreement or any Schedule or Exhibit hereto (other than such covenants and agreements set forth in this Section 8).

     C.Indemnity Procedure.    Subject  to the  time limitations and
     amounts set forth in Section 8.D below, the Buyer, Seller and Shareholder shall each follow the following procedures, as the case may be:

         1.If By Seller and Shareholder.    Buyer shall promptly
     notify Seller (for itself and on behalf of Shareholder) in writing of the existence of any claim, demand or other matter ("Claim") to which, in Buyer's reasonable judgment, Seller's or Shareholder's, indemnification obligations hereunder would apply. Seller and Shareholder shall thereafter have ten (10) business days to determine whether, in their reasonable judgement, they are obligated to indemnify Buyer with respect to such claim. If Seller and Shareholder determine, within such ten (10) business day period, that they are so obligated, they shall notify Buyer of their determination thereof. Thereafter, Seller and Shareholder shall assume the defense thereof, including retaining counsel reasonably satisfactory to Buyer to represent Buyer, and shall pay the fees and expenses of any such counsel related to such proceeding as well as any fees or expenses incurred by Buyer to the date of Seller's and Shareholder's assumption of the defense. In any such proceeding, Buyer shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of Buyer.

     All costs incurred by Buyer in the defense, settlement or compromise of such Claim shall, to the extent Seller and Shareholder are determined to be obligated to defend, indemnify and hold Buyer harmless, be reimbursed to Buyer by Seller and Shareholder. If the Claim is one that cannot by its nature be defended solely by Seller and Shareholder (including, without limitation, any federal or state tax proceeding), then Buyer shall make available information and assistance (but not financial assistance) reasonably required to defend the Claim.

     2.If By Buyer.   Seller shall  promptly notify Buyer in writing of
     the existence of any claim, demand or other matter ("Claim") to which, in Seller's reasonable judgment, Buyer's indemnification obligations hereunder would apply. Buyer shall thereafter have ten
     (10) business days to determine whether, in its reasonable judgement, it is obligated to indemnify Seller with respect to such claim. If Buyer determines, within such ten (10) business day period, that it is so obligated, it shall notify Seller of its
     determination thereof.   Thereafter,  Buyer shall  assume  the
     defense thereof, including retaining counsel reasonably satisfactory to Seller to represent Seller, and shall pay the fees and expenses of any such counsel related to such proceeding as well as any fees or expenses incurred by Seller to the date of Buyer's assumption of the defense. In any such proceeding, Seller shall have the right to retain its own counsel, but fees and expenses of such counsel shall be at the expense of Seller.

     All costs incurred by Seller in the defense, settlement or compromise of such claim shall, to the extent Buyer is determined to be obligated to defend, indemnify and hold Seller harmless, be reimbursed to Seller by Buyer. If the Claim is one that cannot by its nature be defended solely by Buyer (including, without limitation, any federal or state tax proceeding), then Seller shall
     make available information  and  assistance   (but  not  financial
     assistance) reasonably required to defend the Claim.

     D.Limitations of Indemnities.

     1.Notwithstanding   the   provisions   of Sections 8.A, 8.B and 8.C
     hereof, no payment shall be made by an indemnifying party to an indemnified party based upon any claim of an indemnified party under Sections 8.A.3, 8.A.4, 8.B.4 or 8.B.5 (in the case of Sections 8.A.4 and 8.B.5, only to the extent the claim relates to a breach of any covenant or agreement to be performed prior to the Closing) until the amount of all such claims (after deducting insurance proceeds and third party recoveries paid to or for the benefit of the indemnified party) shall total, in the aggregate of (confidential treatment requested) for any liabilities (excluding tax liabilities which shall be fully reimbursed)(the "Minimum Damages"), in which event only the amount of such claims of the indemnified party in excess of the Minimum Damages (after deducting any insurance proceeds and third party recoveries paid to or for the benefit of the indemnified party) shall be subject to indemnification in accordance with the terms of Sections 8.A, 8.B and 8.C hereof. Notwithstanding the provisions of Sections 8.A, 8.B and 8.C hereof, the maximum liability of the Shareholder and the Seller (in the aggregate) or of the Buyer under this Section 8 with respect to claims under Section 8.A.3, 8.A.4, 8.B.4 and 8.B.5 (in the case of Sections 8.A.4 and 8.B.5, only to the extent the claim relates to a breach of any covenant or agreement to be performed prior to the Closing) shall be limited to (confidential treatment requested).

     2.The parties' respective obligations to indemnify each other under Sections 8.A, 8.B and 8.C hereof shall expire on the (confidential treatment requested) anniversary of the Closing Date, other than claims pursuant to Sections 8.A.3 and 8.B.4, which shall expire on the (confidential treatment requested) anniversary of the Closing Date, it being understood that expiration of the obligation to indemnify for Assumed Liabilities, in the case of the Buyer, and Excluded Liabilities, in the case of the Seller, shall in no way affect the agreement of the parties with respect to the retention or allocation of liabilities as set forth in this Agreement.

     E.Remedies.    The indemnification provisions set forth in this
     Section 8 shall be Seller's and Buyer's sole and exclusive remedy against each other and Shareholder for any breach or misrepresentation of any covenant or representation made herein, provided that, Seller and Buyer shall retain all remedies at law or in equity in the event of any fraud committed by the other party hereto in connection with the terms of this Agreement.

     9.Closing Conditions.

     A.Conditions  to  Seller's  Obligations.    The obligations of
     Seller to consummate the transactions provided for herein are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions; provided that Seller shall have the right to waive any such condition, and the parties hereto agree that (i) the Closing of this Agreement constitutes a waiver by Seller of any such condition and of any claim or right relating to the subject matter of any such condition; and (ii) if Seller has actual knowledge that any representation or warranty of Buyer contained in this Agreement is untrue or incorrect in any respect or that Buyer has failed to perform any of its agreements or covenants required under this Agreement to be performed by it prior to or at the Closing Date, then notwithstanding anything to the contrary contained in this Agreement, Seller shall not be entitled to make a claim for indemnification under this Agreement with respect to any such matter:

     1.Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Buyer shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

     2.Consents.    All consents, approvals and waivers from governmental
     authorities and other parties necessary to permit Buyer to purchase the Purchased Assets from Seller as may be contemplated hereby shall have been obtained.

     3.No Governmental Proceedings or Litigation.    No action, suit or
     proceeding before any court or governmental body shall have been instituted (and be pending) by any governmental authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the transactions contemplated hereunder shall be in effect.

     4.Certificates.    Buyer will furnish Seller with such certificates
     of its officers and others to evidence compliance with the conditions set forth in this Article 9 as may be reasonably requested by Seller.

     5.Corporate Documents.    Seller shall have received resolutions
     adopted by the board of directors of Buyer approving this Agreement and the transactions contemplated hereby, certified by Buyer's corporate secretary.

     B.Conditions  to  Buyer' Obligations.    The obligations of Buyer to
     consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions; provided that Buyer shall have the right to waive any such condition, and the parties hereto agree that (i) the closing of this Agreement constitutes a waiver by Buyer of any such condition and of any claim or right relating to the subject matter of any such condition; and
     (ii) if Buyer has actual knowledge that any representation or warranty of Seller or Shareholder contained in this Agreement is untrue or incorrect in any respect or that Seller or Shareholder has failed to perform any of their agreements or covenants required under this Agreement to be performed by them prior to or at the Closing Date, then notwithstanding anything to the contrary contained in this Agreement, Buyer shall not be entitled to make a claim for indemnification under this Agreement with respect to any such matter.

     1.Representations, Warranties and Covenants.   All  representations
     and warranties of Seller and Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, except as and to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms hereof, and Seller and Shareholder shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

     2.Consents.    All consents, approvals and waivers from governmental
     authorities and other parties necessary to permit Seller to transfer the Purchased Assets to Buyer as contemplated hereby, and in the aggregate sufficient and adequate to carry on the Business as presently being conducted, shall have been obtained.

     3.No Governmental Proceedings or Litigation.   No action, suit or
     proceeding before any court or governmental body shall have been instituted (and be pending) by any governmental authority to restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby. No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction preventing consummation of the transactions contemplated hereunder shall be in effect.

     4.Certificates.    Seller will furnish Buyer with such certificates
     of its officers and others to evidence compliance with the conditions set forth in this Article 9 as may be reasonably requested by Buyer.

     5.Corporate Documents.    Buyer shall have received from Seller and
     Shareholder, resolutions adopted by the board of directors of Seller approving this Agreement and the transactions contemplated hereby, certified by Seller's and Shareholder's corporate secretary.

     10.Closing Documents.

     A.Provided by Buyer.

     1.Funds.    Wire transfer of the full amount of the Purchase Price
     as set forth in Section 3.B;

     2.Assumptions.    Executed Bills of Sale and Assignments of
     Contracts in the form attached hereto as Exhibit B and executed assignments of lease agreements as specified in Schedule 2.A.1.a hereto.

     3.Secretary's    Certificates.    All resolutions of the Board of
     Directors of Buyer authorizing the transactions contemplated by this Agreement, certified by the Secretary of Buyer.


     B.Provided By Seller.

     1.Assignments and Bills of Sale.  Executed Bills of Sale and
     Assignments of Contracts in the form attached hereto as Exhibit B and executed assignments of lease agreements as specified in
     Schedule 2.A.1.a hereto.

     2.Secretary's Certificates.    All resolutions of the Board of
     Directors of Seller and Shareholder and of the Shareholder as the sole shareholder of Seller authorizing the transactions contemplated by this Agreement, certified by the Secretary of Seller and Shareholder.

     11.Miscellaneous.

     A.Termination.   If the Closing has not occurred, each of Seller and
     Buyer may terminate this agreement by notice to the other at any time on or after April 15, 1996.

         B.Successors and Assigns.     Except as otherwise provided in
     this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder (including by operation of law) without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Prior to the Closing, Buyer may designate certain affiliates of Buyer as the transferee of certain of the Purchased Assets to be acquired hereunder, provided that no such designation or transfer shall relieve Buyer of any of its obligations hereunder.

     C.Governing Law.     This Agreement shall be governed by and
     construed in accordance with the internal laws of the State of New
     York.

     D.Expenses.    Seller, Shareholder and Buyer will pay their
     respective costs and expenses, including the expenses of their accounting and legal representatives, in connection with the origin, negotiation, execution and performance of this Agreement.

     E.Force Majeure.    No party hereto shall be liable for any failure
     of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, civil war, strikes or labor disputes or any other cause beyond the parties' reasonable control. Each party agrees to notify the other party promptly upon the occurrence of any such cause and to carry out this Agreement as promptly as practicable after such cause is terminated.

     F.Severability.    If any part or provision of this Agreement shall
     be determined to be invalid or unenforceable by a court of competent jurisdiction or any other legally constituted body having jurisdiction to make such determination, such part or provision shall be valid and enforceable to the maximum extent permitted by law and the remaining provisions of this Agreement shall be fully effective.

     G.Brokers'  and Finders'  Fees.     Each of  the parties represents
     and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

     H.Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (iv) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

     If to Seller or
     Shareholder:Fenwal Electronics, Inc.
     c/o Publicker Industries Inc.
     1445 East Putnam Avenue
     Old Greenwich, Connecticut  06870
     Attn:  Mr. James J. Weis
     Telephone:  (203) 637-4500
     Facsimile:  (203) 637-4807
     Copy to:Kaye, Scholer, Fierman, Hays & Handler, LLP
     425 Park Avenue
     New York, NY 10022
     Attention: Joel I. Greenberg, Esq.
     Telephone:  (212) 836-8201
     Facsimile:  (212) 836-7149
     If to Buyer:BTR Control Systems Group
     700 Narragansett Park Drive
      Pawtucket, Rhode Island 02861
     Telephone:  (401) 727-1660
     Facsimile:  (401) 727-1090
     Attention:  Group Chief ExecutiveCopy to:BTR Inc.
     Stamford Harbor Park
     333 Ludlow Street
     Stamford, Connecticut  06902
     Telephone:  (203) 352-0000
              Facsimile:  (203) 324-0503
              Attention:  Peter M. Kent, Esq.

     Any party may change its address for the purpose of this Section 11.G by giving the other party notice of its new address in the manner set forth above.

     I.Amendments; Waivers.    This Agreement may be amended, modified,
     superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by written instrument executed by both parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         J.Entire Agreement.      This Agreement  and  the exhibits
     referred to herein contain the entire agreement of the parties hereto with respect to the sale and purchase of the Purchased Assets and the other transactions contemplated herein, and any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto. All oral or written agreements, statements, representations, warranties, and understandings made or entered into by the parties prior to or contemporaneously with the execution of this Agreement are hereby rendered null and void and are merged herewith.

     K.Further Matters.    Each party agrees to execute such further
     instruments of assignment and transfer and to perform such additional acts and as are necessary to consummate the transactions contemplated by this Agreement.

     L.Parties in Interest.      Nothing in this Agreement is intended to
     confer, or confers, any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to, or does, relieve or discharge the obligations or liability of any third persons to any party to this Agreement. No provision of this Agreement shall give any third persons any right of subrogation or action over or against any party to this Agreement.

     M.Survival.    The representations, warranties and covenants of the
     parties set forth herein shall survive the Closing date of this Agreement for the periods set forth in Section 8.D hereof.

     N.Section and Paragraph Headings.    The section and paragraph
     headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         O.Counterparts.    This Agreement may be executed in several
     counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.
              SELLER

         Publicker Industries Inc.
              By:
                   Title:

         Fenwal Electronics, Inc.
              By:
                   Title:

              BUYER:
              Elmwood Sensors, Inc.
              By:
                   Title: